Exhibit 99.2

PARTNERS TRUST, MHC

233 Genesee Street

Utica, New York 13501

(315) 768-3000

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON             , 2004

NOTICE IS HEREBY GIVEN that a Special Meeting of Members of Partners Trust, MHC (the “MHC”), will be held at             , at             :            , New York Time, on             , 2004. As of the date hereof, the MHC owned 53.7% of the outstanding shares of common stock of Partners Trust Financial Group, Inc., which owns 100% of the outstanding shares of common stock of SBU Bank (the “Bank”). A proxy statement and proxy card(s) are enclosed. The meeting is for the purpose of considering and voting upon:

1. a plan of conversion and reorganization (the “Plan”) pursuant to which Partners Trust Financial Group and the MHC will be merged into the Bank, and Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name, which will be the new holding company for the Bank;

2. if necessary, to adjourn the meeting to a later date to permit further solicitation of proxies; and

3. to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the meeting.

The Board of Directors has fixed May     , 2004 as the record date for determining members entitled to notice of and to vote at the meeting and at any adjournment thereof. Only those members of the MHC as of May     , 2004, who continue to be members on the date of the meeting or any adjournment thereof will be entitled to vote at the meeting.

The following proxy statement is a summary of information about the MHC, Partners Trust Financial Group, the Bank and the proposals to be voted on at the meeting. A more detailed description is included in the prospectus that you are receiving with this Notice of Special Meeting of Members and proxy statement and which is incorporated by reference into the proxy statement. Upon written request addressed to the Secretary of the MHC at the address given above, members may obtain an additional copy of the prospectus and the Plan and the exhibits thereto, including the certificate of incorporation and the bylaws of new Partners Trust Financial Group. In order to assure timely receipt of those documents, the written request should be received by the MHC by             , 2004.

EACH MEMBER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The Board of Directors of the MHC recommends that you vote “FOR” the Plan. If you do not vote, it will have the same effect as a vote “AGAINST” the Plan. Any proxy given by the member maybe revoked at any time before it is exercised at the meeting. A proxy may be revoked by filing with the Secretary of the MHC a written revocation or a duly executed proxy bearing a later date. Any member present at the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Steven A. Covert
Executive Vice President, Chief Financial Officer and Corporate Secretary

Utica, New York

            , 2004

QUESTIONS AND ANSWERS

FOR MEMBERS OF PARTNERS TRUST, MHC

You should read this document and the accompanying prospectus for more information about the conversion and reorganization. The Plan described herein has been conditionally approved by our regulators, the Office of Thrift Supervision.

Q.	WHAT IS THE BACKGROUND OF THE CONVERSION AND REORGANIZATION?

A.	In 2002, SBU Bank reorganized into the mutual holding company form of organization. Partners Trust, MHC is a mutual holding company. A mutual holding company is a non-stock holding company which is owned by its members who are depositors of it’s bank subsidiary. Partners Trust Financial Group is a stock holding company. Partners Trust Financial Group owns all of the shares of common stock of the Bank. A majority of the shares of Partners Trust Financial Group common stock are owned by the MHC, while public shareholders own the remaining shares of common stock. Pursuant to the terms of the Plan, our organization will convert from the mutual holding company form to the stock form of organization. Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name. In connection with the conversion, we are offering for sale shares of common stock representing the MHC’s majority ownership interest in Partners Trust Financial Group. Upon completion of the conversion and stock offering, the MHC will cease to exist, and our organization will complete the transition from partial to full public ownership. Public shareholders of Partners Trust Financial Group at the conclusion of the conversion will receive shares of common stock of new Partners Trust Financial Group in exchange for their existing shares. Additional shares of new Partners Trust Financial Group common stock will be sold to investors in the stock offering. Immediately after the completion of the conversion, Partners Trust Financial Group will acquire BSB Bancorp, Inc., the holding company for BSB Bank & Trust Company, for approximately $347 million in a combination of stock and cash. The acquisition of BSB Bancorp is contingent upon the successful completion of the conversion.

Q.	WHAT ARE THE REASONS FOR THE MUTUAL-TO-STOCK CONVERSION AND RELATED OFFERING?

A.	We believe that our conversion to a fully-public stock holding company, and the increased capital resources that will result from our sale of the common stock, will provide us with greater flexibility to:

•	execute our business strategy;

•	acquire BSB Bancorp;

•	facilitate growth through other acquisitions and de novo branching as opportunities arise;

•	support internal growth through lending in communities we serve;

•	enhance existing products and services and support the development of new products and services;

•	improve our overall competitive position; and

•	enhance shareholder returns through higher earnings and more flexible capital management strategies.

For example, as a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Potential sellers often want stock for at least part of the purchase price. Our current mutual holding company structure, by its nature, limits our ability to offer shares of our common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by enabling us to offer stock or cash consideration, or a combination thereof. Other than the pending acquisition of BSB Bancorp and acquisitions of assets in the ordinary course, we have no present plans to acquire any other companies or assets.

Q.	WHAT IF THE BSB BANCORP ACQUISITION DOES NOT OCCUR?

A.	We anticipate simultaneously completing the conversion, the stock offering and the BSB Bancorp acquisition in mid-2004. At this time, we are not aware of any circumstances that are likely to cause the acquisition not to occur. However, certain conditions to the merger agreement have not yet been satisfied, including regulatory approvals and shareholder approvals. A material adverse change in BSB Bancorp may also preclude consummation of the acquisition. If the BSB acquisition were not to occur, we would still proceed with the conversion. However, while the completion of the conversion is not contingent on the acquisition of BSB Bancorp, the timing and manner of the conversion would be subject to significant modification in the event the acquisition were terminated. The offering documents would be revised and subscribers in the offering would be re-solicited with an amended proxy statement and prospectus. As a result, the conversion and the stock offering would be delayed. Generally, orders submitted in the offering are irrevocable. However, if the offering is terminated, extended beyond [ ] 2004 or the number of shares to be sold in the offering is increased to more than 23,143,750 shares or decreased to less than 14,875,000 shares, subscribers will have the right to increase, decrease or rescind their subscriptions.

Q.	WHAT DOES IT MEAN TO BE A MEMBER OF PARTNERS TRUST, MHC?

A.	Bank depositors are MHC members with voting rights. As members, depositors are being solicited to approve the Plan.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON MY DEPOSIT AND LOAN ACCOUNTS AT THE BANK?

A.	No. The conversion will not have any effect on your deposit or loan accounts. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the legal limit. The loan accounts and rights of borrowers will not be affected.

Q.	WILL I SEE CHANGES AT THE BANK?

A.	It will be business as usual. The conversion will alter our corporate form of organization, but not our business relationships.

Q.	ARE ALL CUSTOMERS ELIGIBLE TO VOTE ON THE PLAN?

A.	All depositors of SBU Bank as of , 2004 who remain depositors up through the meeting are eligible to vote.

Q.	WHY SHOULD I VOTE ON THE PLAN?

A.	You are not required to vote, but federal regulations require that we solicit your vote. In order for us to implement the Plan, we must receive the affirmative vote of a majority of the total outstanding votes. Voting does not obligate you to purchase common stock in the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Not voting will have the same effect as voting against the Plan. Without sufficient favorable votes, we will not be able to proceed with the conversion and related offering. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	HOW DO I VOTE?

A.	To vote you must sign the enclosed proxy card(s) and return them to us in the enclosed envelope.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.	Depositors are entitled to one vote for each $100, or fraction thereof, on deposit. No depositor may cast more than 1,000 votes. Proxy cards are not imprinted with the applicable numbers of votes. However, votes will be automatically tallied by computer upon receipt of the returned proxy cards.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.	If you had more than one deposit account on , 2004, you may have received more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards—please promptly vote all the proxy cards that we sent to you.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD(S). WHO MUST SIGN?

A.	The names reflect the ownership of your deposit account(s). Proxy cards for joint deposit accounts require the signature of only one of the owners. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

Questions?

Call our conversion center

toll-free at 1-877-890-9657

10:00 a.m. to 4:00 p.m., New York Time, Monday through Friday.

The stock information center is closed on the weekends and holidays.

Your Vote Is Very Important. Please Promptly Vote Your Proxy Card(s) By Mail.

Voting does not obligate you to purchase stock in the offering.

PROXY STATEMENT

of

PARTNERS TRUST, MHC

233 Genesee Street

Utica, New York 13501

SPECIAL MEETING OF MEMBERS

TO BE HELD ON             , 2004

Introduction

This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of Partners Trust, MHC (the “MHC”) of proxies to be voted at the Special Meeting of Members of the MHC to be held at             , at             :            , New York Time, on             , 2004, and all adjournments thereof.

The meeting is for the purpose of considering and voting upon:

1. a plan of conversion and reorganization (the “Plan”) pursuant to which Partners Trust Financial Group and the MHC will be merged into the Bank, and Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name, which will be the new holding company for the Bank;

2. if necessary, to adjourn the meeting to a later date to permit further solicitation of proxies; and

3. to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the meeting.

PROPOSAL 1 MUST BE ADOPTED FOR THE CONVERSION TO OCCUR.

A more detailed description of the MHC, Partners Trust Financial Group, the Bank and the Plan is included in the prospectus that you are receiving along with this proxy statement. Upon written request addressed to the Secretary of the MHC at the address given above, members may obtain an additional copy of the prospectus and the Plan and the exhibits thereto, including the certificate of incorporation and the bylaws of new Partners Trust Financial Group. In order to assure timely receipt of those documents, the written request should be received by the MHC by             , 2004.

Voting in favor of the Plan will not obligate you to purchase shares of common stock in the offering, which are being offered only through the prospectus.

Immediately after the completion of the conversion, Partners Trust Financial Group will acquire BSB Bancorp, Inc., the holding company for BSB Bank & Trust Company, for approximately $347 million in a combination of stock and cash.

Voting Matters

The Board of Directors of the MHC has fixed May         , 2004, as the voting record date for the determination of members entitled to notice of and to vote at the meeting. All of the MHC’s members

(i.e., depositors of the Bank) as of the close of business on the voting record date who remain members up through the meeting will be entitled to vote at the meeting or such adjournment.

Each member will be entitled to cast one vote at the meeting for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts at the Bank as of the voting record date. No member may cast more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000-vote limitation. For example, if two persons hold a $100,000 deposit account in their joint names and each of the persons also holds a separate account for $100,000 in his or her own name, each person would be entitled to 1,000 votes for each separate account and they would together be entitled to cast an additional 1,000 votes for the joint account.

Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Keogh trusts established at the Bank, the beneficiary may direct the trustee’s vote on the Plan by voting the proxy card. Where no proxies are received from IRA and Keogh account beneficiaries, the Bank, as trustee of these accounts, intends to vote these accounts in favor of the Plan.

Votes Required For Approval

Pursuant to Office of Thrift Supervision (“OTS”) regulations, the Plan must be approved by a majority of the total number of outstanding votes entitled to be cast by members. As of the voting record date, the Bank had              members who were entitled to cast a total of              votes. In addition, consummation of the conversion is conditioned upon the approval of the Plan by the OTS and by at least two-thirds of the outstanding shares of common stock of Partners Trust Financial Group, including at least a majority of the outstanding shares of common stock held by Partners Trust Financial Group’s public shareholders (that is, shareholders other than the MHC) as of             , 2004. A majority of the votes cast at the meeting is necessary to approve an adjournment of the meeting. A majority of the votes cast at the meeting is necessary to approve an adjournment of the meeting.

Proxies

Enclosed is a proxy card (or cards) that may be used to vote on the proposals. All properly signed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such signed proxies returned by members will be voted in favor of the proposals. If any other matters are properly presented at the meeting and may properly be voted on, all proxies will be voted on such matters by such proxy holders in their best judgment. Management is not aware of any other business to be presented at the meeting.

A proxy may be revoked at any time before it is voted by written notice to the Secretary of the MHC, or by submitting a later-dated proxy. Attendance at the meeting will not in itself constitute revocation of a proxy. The presence at the meeting of any member who had given a proxy shall not revoke such proxy unless the member delivers his or her ballot in person at the meeting or delivers a written revocation to the Secretary of the MHC prior to the voting of such proxy. The proxies being solicited are for the use only at the meeting and any adjournments thereof and will not be used for any other purpose.

To the extent necessary to permit approval of the proposals, proxies may be solicited by officers, directors or regular employees of the MHC and the Bank, in person, by telephone or through other forms of communication and, if necessary, the meeting may be adjourned to a later date. No proxy that is voted against approval of the Plan will be voted in favor of adjournment to further solicit proxies. Such persons will be reimbursed by the MHC or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses incurred in connection with such solicitation.

Sandler O’Neill & Partners, L.P., the broker-dealer retained to assist in the marketing of the new Delaware corporation’s common stock, has also agreed to assist in the proxy solicitation. Sandler O’Neill will receive compensation for its services as described in the section of the prospectus titled “The Conversion—Plan of Distribution; Selling Agent Compensation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN. PLEASE PROMPTLY VOTE USING THE ENCLOSED PROXY CARD(S).

YOUR VOTE IS VERY IMPORTANT. NOT VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

Proposal To Approve The Plan

All persons receiving this proxy statement are also being given the prospectus, which describes the conversion and related stock offering. The prospectus, in its entirety, is incorporated herein and made a part hereof. Although the prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase shares of the common stock offered thereby.

Pursuant to the Plan, Partners Trust Financial Group and the MHC will be merged into the Bank, and Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name, which will be the new holding company for the Bank. As part of the conversion, shares of common stock representing the MHC’s ownership interest in Partners Trust Financial Group will be offered for sale.

[THE OTS HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE MHC’S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.]

Proposal To Adjourn the Meeting

With the approval of a majority of the votes cast at the meeting, we may adjourn the meeting to a later date in order to solicit additional proxies in favor of the Plan. In the event that we do not receive sufficient votes to adopt and approve the Plan as of the meeting date, we intend to adjourn the meeting in order to solicit additional proxies.

Review of OTS Action

Section 5(i)(2)(B) of the Home Owners’ Loan Act, as amended, 12 U.S.C. ss. 1464(i)(2)(B) and Section 563b.205 of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.205) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated, or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution’s members at which the conversion is to be voted on, whichever is later. The Notice of Special Meeting of Members to vote on the Plan described herein is included at the beginning of this proxy statement. The statute and regulation referred to above should be consulted for further information.

How To Obtain Additional Information

The prospectus contains audited consolidated financial statements of Partners Trust Financial Group and its subsidiary, including statements of operations for the past three years; management’s discussion and analysis; a description of lending, savings, investment, and borrowing activities; information concerning the subsidiaries of Partners Trust Financial Group and the Bank; remuneration and other benefits of directors and officers; further information about the business and financial condition of Partners Trust Financial Group; and additional information about the reorganization, offering and proposed merger. The Plan sets forth the terms, conditions, and provisions of the proposed reorganization. The certificate of incorporation and bylaws of new Partners Trust Financial Group are exhibits to the Plan. The order form is the means by which an order for the subscription and purchase of shares of common stock is placed.

If you would like to receive an additional copy of the prospectus, or a copy of the Plan and the certificate of incorporation and bylaws of new Partners Trust Financial Group, you must request such materials in writing, addressed to the MHC’s Secretary at the address given above. Such requests must be received by the MHC no later than             , 2004. Requesting such materials does not obligate you to purchase shares of common stock. If the MHC does not receive your request by such date, you will not be entitled to have such materials mailed to you.

By Order of the Board of Directors

Steven A. Covert
Executive Vice President, Chief Financial Officer
and Corporate Secretary

Utica, New York

            , 2004

YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PLAN. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK, THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

If you have questions concerning the voting or the offering, call our conversion center toll-free at 1-877-890-9657 between 10 a.m. and 4 p.m., New York Time, Monday through Friday. The stock information center is closed on the weekends and holidays.

REVOCABLE PROXY

PARTNERS TRUST, MHC

SPECIAL MEETING OF MEMBERS

[                ], 2004

The undersigned hereby appoints [                ], [                ] and [                ], or any of them individually and each of them with full power of substitution, to act as attorneys and proxies for the undersigned to vote all membership interests of Partners Trust, MHC (the “MHC”) which the undersigned is entitled to vote at the Special Meeting of Members to be held at                     , Utica, New York on June 25, 2004, at 11:00 a.m., and at any and all adjournments and postponements thereof.

Please be sure to sign and date this proxy in the box below

Date

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To consider and vote upon a proposal to approve a plan of conversion and reorganization (the “Plan”) pursuant to which Partners Trust Financial Group and the MHC will be merged into the Bank, and Partners Trust Financial Group will be succeeded by a new Delaware corporation with the same name, which will be the new holding company for SBU Bank.

☐ FOR	☐ AGAINST

2. If necessary, to adjourn the meeting to a later date to permit further solicitation of proxies.

☐ FOR	☐ AGAINST

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

INSTRUCTION: Please indicate your vote above. If you sign this proxy but do not indicate your intent, your membership interests will be voted “FOR” Proposals 1 and 2. Not voting will have the same effect as a vote against the Plan.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF SIGNED AND NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Voting does not obligate you to buy stock in our offering.

PARTNERS TRUST, MHC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Should the undersigned be present and choose to vote at the meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Partners Trust, MHC at the meeting of the member’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Partners Trust, MHC or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt from Partners Trust, MHC, prior to the execution of this proxy, of a notice of special meeting, a proxy statement and related prospectus.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the account is held jointly, only one party must sign.

Please sign and return all cards that you receive. None are duplicates.

(Please vote and sign on reverse side of this card.)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE

ENCLOSED POSTAGE-PAID PROXY REPLY ENVELOPE.